As filed with the Securities and Exchange Commission on June 25, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3253730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(408) 232-9200

(Address of principal executive offices)

2010 Equity Incentive Plan

2010 Employee Stock Purchase Plan

(Full title of the plans)

Timothy S. Jenks

Chief Executive Officer

c/o NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(408) 232-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Sellers, Esq.

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(4)
Common Stock, par value $0.0025 per share	2,569,115 shares(2)	$8.28	$21,272,272	$2,902
Common Stock, par value $0.0025 per share	600,000 shares(3)	$8.28	$4,968,000	$678
Total	3,169,115 shares	N/A	$26,240,272	$3,580

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Represents an increase in the number of shares of Common Stock issuable under the NeoPhotonics Corporation 2010 Equity Incentive Plan, as amended (the “EIP”) as approved by the Registrant’s stockholders, and an increase in the number of shares of Common Stock reserved for issuance under the EIP pursuant to an evergreen provision contained therein.
(3)	Represents an increase in the number of shares of Common Stock reserved for issuance under the NeoPhotonics Corporation 2010 Employee Stock Purchase Plan pursuant to an evergreen provision contained therein.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high ($8.40) and low ($8.15) sales prices of the Registrant’s Common Stock on June 20, 2013, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of the Registrant’s Common Stock as a result of an increase approved by the Registrant’s stockholders in the number of shares of Common Stock issuable under the Registrant’s 2010 Equity Incentive Plan, as amended, and an additional 3,169,115 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s equity incentive plans pursuant to evergreen provisions contained therein, as follows: 2,569,115 shares issuable pursuant to the Registrant’s 2010 Equity Incentive Plan and 600,000 shares issuable pursuant to the Registrant’s 2010 Employee Stock Purchase Plan.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on February 2, 2011 (File No. 333-172031) and February 10, 2012 (File No. 333-179453), relating to the Registrant’s 2010 Equity Incentive Plan and the Registrant’s 2010 Employee Stock Purchase Plan, are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission (File No. 001-35061) are incorporated into this Registration Statement on Form S-8 by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 15, 2013;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 15, 2013;

(c) The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the Commission on June 7, 2013 and June 14, 2013; and

(d) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 28, 2011, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such reports and documents.

Any statement contained in a report or document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

Exhibit Number	Exhibit Title

4.1(1)	Amended and Restated Certificate of Incorporation of NeoPhotonics Corporation.

4.2(2)	Amended and Restated Bylaws of NeoPhotonics Corporation.

4.3(3)	Specimen Common Stock Certificate of NeoPhotonics Corporation.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Deloitte Touche Tohmatsu LLC, independent auditors.

24.1	Power of Attorney (reference is made to the signature page of this Form S-8).

99.1	NeoPhotonics Corporation 2010 Equity Incentive Plan, as amended and forms of agreement thereunder.

99.2(4)	NeoPhotonics Corporation 2010 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35061), filed with the Commission on February 10, 2011, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to the Registration Statement on Form S-1, as amended (File No. 333-166096), filed with the Commission on November 22, 2010, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registration Statement on Form S-1, as amended (Reg. No. 333-166096), filed with the Commission on May 17, 2010, and incorporated herein by reference.
(4)	Filed as Exhibit 10.5 to the Registration Statement on Form S-1, as amended (333-166096), filed with the Commission on November 22, 2010, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 25, 2013.

NEOPHOTONICS CORPORATION

By:	/s/ Timothy S. Jenks
Timothy S. Jenks
President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints TIMOTHY S. JENKS and JAMES D. FAY, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy S. Jenks Timothy S. Jenks	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 25, 2013

/s/ James D. Fay James D. Fay	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2013

/s/ Charles J. Abbe Charles J. Abbe	Director	June 25, 2013

/s/ Bandel L. Carano Bandel L. Carano	Director	June 25, 2013

/s/ Allan Kwan Allan Kwan	Director	June 25, 2013

/s/ Björn Olsson Björn Olsson	Director	June 25, 2013

/s/ Sergey Polikarpov Sergey Polikarpov	Director	June 25, 2013

/s/ Michael J. Sophie Michael J. Sophie	Director	June 25, 2013

/s/ Lee Sen Ting Lee Sen Ting	Director	June 25, 2013

EXHIBITS

Exhibit Number	Exhibit Title

4.1(1)	Amended and Restated Certificate of Incorporation of NeoPhotonics Corporation.

4.2(2)	Amended and Restated Bylaws of NeoPhotonics Corporation.

4.3(3)	Specimen Common Stock Certificate of NeoPhotonics Corporation.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Deloitte Touche Tohmatsu LLC, independent auditors.

24.1	Power of Attorney (reference is made to the signature page of this Form S-8).

99.1	NeoPhotonics Corporation 2010 Equity Incentive Plan, as amended and forms of agreement thereunder.

99.2(4)	NeoPhotonics Corporation 2010 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35061), filed with the Commission on February 10, 2011, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to the Registration Statement on Form S-1, as amended (File No. 333-166096), filed with the Commission on November 22, 2010, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registration Statement on Form S-1, as amended (Reg. No. 333-166096), filed with the Commission on May 17, 2010, and incorporated herein by reference.
(4)	Filed as Exhibit 10.5 to the Registration Statement on Form S-1, as amended (333-166096), filed with the Commission on November 22, 2010, and incorporated by reference herein.